UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 26, 2026

PUREBASE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-55517	27-2060863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14110 Ridge Road

Sutter Creek, California 95685

(Address of principal executive offices)

(209) 991-2180

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 26, 2026, Purebase Corporation (the “Company”) entered into a binding Memorandum of Understanding (the “MOU”) with CoreTer LLC, a Nevada limited liability company (“CoreTer”), pursuant to which the Company will be entitled to 20% of the net proceeds received by CoreTer under an Exclusive Mining Option and Development Agreement, dated March 19, 2026, between CoreTer and Dexter Mining LLC. In consideration therefor, the Company will waive any requirement that A. Scott Dockter, the Company’s Chief Executive Officer and a director, present to the Company, corporate opportunities that relate to such agreement or similar agreements or business opportunities in which Mr. Dockter may have an interest. CoreTer is owned and managed by A. Scott Dockter.

The Company’s right to such proceeds may terminate upon the Company’s change of control, as defined in the MOU, Mr. Dockter’s removal as an officer and director of the Company, or the failure of US Mine Corp. pursuant to a Common Stock Purchase Agreement, dated June 18, 2025, as amended July 9, 2025, to release shares of the Company’s common stock to Mr. Dockter held in escrow under a related escrow agreement.

The MOU is subject to the parties thereto entering into a definitive asset transfer agreement.

The foregoing description of the MOU is qualified in its entirety by reference to the full text of the MOU, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Memorandum of Understanding, dated May 26, 2026, between the Company and CoreTer LLC
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PUREBASE CORPORATION

Dated: June 1, 2026	By:	/s/ A. Scott Dockter
A. Scott Dockter
Chief Executive Officer